--------------------------------------------------------------------------------
                                                     Free Writing Prospectus for
                                 Carrington Mortgage Loan Trust, Series 2006-NC4
                           (filed pursuant to Rule 433; SEC file No. 333-134218)

SUBJECT TO REVISION Dated September 18, 2006

[CCM LOGO]
Carrington Capital Management

COMPUTATIONAL MATERIALS

$1,550,814,000 (APPROXIMATE)

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4
ASSET-BACKED PASS-THROUGH CERTIFICATES

CARRINGTON SECURITIES, LP
Sponsor

NEW CENTURY MORTGAGE CORPORATION & HOME 123 CORPORATION
Originators

NEW CENTURY MORTGAGE CORPORATION
Servicer

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.
Depositor

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4
Issuing Entity

SEPTEMBER 18, 2006

--------------------------------------------------------------------------------
Citigroup Global Markets Inc.

                                                                (citigroup LOGO)

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered
Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered
Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered
Certificates or any similar security and the underwriter's obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered
Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such
Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC
FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET
THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER
PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-248-3580.

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        1

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

WEIGHTED AVERAGE LIFE SENSITIVITY
TO OPTIONAL REDEMPTION

                                    PERCENTAGE OF PREPAYMENT ASSUMPTION*
                       --------------------------------------------------------------
                             0PPC        50PPC       100PPC       150PPC       200PPC
                       ----------   ----------   ----------   ----------   ----------

CLASS A-1
WAL                         17.25         1.62         0.99         0.74         0.61
Principal Window          1 - 296       1 - 35       1 - 21       1 - 15       1 - 12
Principal Window End   05/25/2031   08/25/2009   06/25/2008   12/25/2007   09/25/2007

CLASS A-2
WAL                         26.48         3.77         2.00         1.49         1.15
Principal Window        296 - 344      35 - 63      21 - 28      15 - 21      12 - 16
Principal Window End   05/25/2035   12/25/2011   01/25/2009   06/25/2008   01/25/2008

CLASS A-3
WAL                         29.66         7.79         3.00         1.90         1.53
Principal Window        344 - 358     63 - 139      28 - 66      21 - 25      16 - 21
Principal Window End   07/25/2036   04/25/2018   03/25/2012   10/25/2008   06/25/2008

CLASS A-4
WAL                         29.83        12.69         6.02         2.22         1.81
Principal Window        358 - 358    139 - 154      66 - 73      25 - 29      21 - 23
Principal Window End   07/25/2036   07/25/2019   10/25/2012   02/25/2009   08/25/2008

CLASS A-5
WAL                         20.10         2.28         1.30         0.97         0.77
Principal Window          1 - 344       1 - 63       1 - 28       1 - 21       1 - 16
Principal Window End   05/25/2035   12/25/2011   01/25/2009   06/25/2008   01/25/2008

CLASS M-1
WAL                         29.37         8.43         4.88         2.59         2.00
Principal Window        326 - 358     49 - 154      48 - 73      29 - 34      23 - 25
Principal Window End   07/25/2036   07/25/2019   10/25/2012   07/25/2009   10/25/2008

CLASS M-2
WAL                         29.37         8.43         4.53         2.90         2.24
Principal Window        326 - 358     49 - 154      43 - 73      34 - 36      25 - 29
Principal Window End   07/25/2036   07/25/2019   10/25/2012   09/25/2009   02/25/2009

CLASS M-3
WAL                         29.37         8.43         4.41         3.58         2.45
Principal Window        326 - 358     49 - 154      42 - 73      36 - 44      29 - 30
Principal Window End   07/25/2036   07/25/2019   10/25/2012   05/25/2010   03/25/2009

*    85% CPR maximum in any given period.

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        2

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

WEIGHTED AVERAGE LIFE SENSITIVITY
TO OPTIONAL REDEMPTION

                                    PERCENTAGE OF PREPAYMENT ASSUMPTION*
                       --------------------------------------------------------------
                             0PPC        50PPC       100PPC       150PPC       200PPC
                       ----------   ----------   ----------   ----------   ----------

CLASS M-4
WAL                         29.37         8.43         4.36         3.66         2.61
Principal Window        326 - 358     49 - 154      41 - 73      44 - 44      30 - 33
Principal Window End   07/25/2036   07/25/2019   10/25/2012   05/25/2010   06/25/2009

CLASS M-5
WAL                         29.37         8.43         4.31         3.66         2.80
Principal Window        326 - 358     49 - 154      40 - 73      44 - 44      33 - 34
Principal Window End   07/25/2036   07/25/2019   10/25/2012   05/25/2010   07/25/2009

CLASS M-6
WAL                         29.37         8.43         4.28         3.66         2.83
Principal Window        326 - 358     49 - 154      39 - 73      44 - 44      34 - 34
Principal Window End   07/25/2036   07/25/2019   10/25/2012   05/25/2010   07/25/2009

CLASS M-7
WAL                         29.37         8.43         4.26         3.66         2.83
Principal Window        326 - 358     49 - 154      38 - 73      43 - 44      34 - 34
Principal Window End   07/25/2036   07/25/2019   10/25/2012   05/25/2010   07/25/2009

CLASS M-8
WAL                         29.37         8.43         4.24         3.56         2.83
Principal Window        326 - 358     49 - 154      38 - 73      42 - 44      34 - 34
Principal Window End   07/25/2036   07/25/2019   10/25/2012   05/25/2010   07/25/2009

CLASS M-9
WAL                         29.37         8.43         4.24         3.44         2.83
Principal Window        326 - 358     49 - 154      37 - 73      40 - 44      34 - 34
Principal Window End   07/25/2036   07/25/2019   10/25/2012   05/25/2010   07/25/2009

*    85% CPR maximum in any given period.

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        3

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

WEIGHTED AVERAGE LIFE SENSITIVITY
TO MATURITY

                                    PERCENTAGE OF PREPAYMENT ASSUMPTION*
                       --------------------------------------------------------------
                             0PPC        50PPC       100PPC       150PPC       200PPC
                       ----------   ----------   ----------   ----------   ----------

CLASS A-1
WAL                         17.25         1.62         0.99         0.74         0.61
Principal Window          1 - 296       1 - 35       1 - 21       1 - 15       1 - 12
Principal Window End   05/25/2031   08/25/2009   06/25/2008   12/25/2007   09/25/2007

CLASS A-2
WAL                         26.48         3.77         2.00         1.49         1.15
Principal Window        296 - 344      35 - 63      21 - 28      15 - 21      12 - 16
Principal Window End   05/25/2035   12/25/2011   01/25/2009   06/25/2008   01/25/2008

CLASS A-3
WAL                         29.66         7.79         3.00         1.90         1.53
Principal Window        344 - 358     63 - 139      28 - 66      21 - 25      16 - 21
Principal Window End   07/25/2036   04/25/2018   03/25/2012   10/25/2008   06/25/2008

CLASS A-4
WAL                         29.88        16.48         8.04         2.22         1.81
Principal Window        358 - 359    139 - 324     66 - 173      25 - 29      21 - 23
Principal Window End   08/25/2036   09/25/2033   02/25/2021   02/25/2009   08/25/2008

CLASS A-5
WAL                         20.10         2.28         1.30         0.97         0.77
Principal Window          1 - 344       1 - 63       1 - 28       1 - 21       1 - 16
Principal Window End   05/25/2035   12/25/2011   01/25/2009   06/25/2008   01/25/2008

CLASS M-1
WAL                         29.39         9.34         5.36         2.59         2.00
Principal Window        326 - 359     49 - 293     48 - 150      29 - 34      23 - 25
Principal Window End   08/25/2036   02/25/2031   03/25/2019   07/25/2009   10/25/2008

CLASS M-2
WAL                         29.39         9.32         5.00         2.90         2.24
Principal Window        326 - 359     49 - 280     43 - 142      34 - 36      25 - 29
Principal Window End   08/25/2036   01/25/2030   07/25/2018   09/25/2009   02/25/2009

CLASS M-3
WAL                         29.39         9.29         4.86         6.90         2.45
Principal Window        326 - 359     49 - 266     42 - 133     36 - 107      29 - 30
Principal Window End   08/25/2036   11/25/2028   10/25/2017   08/25/2015   03/25/2009

*    85% CPR maximum in any given period.

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        4

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

WEIGHTED AVERAGE LIFE SENSITIVITY
TO MATURITY

                                    PERCENTAGE OF PREPAYMENT ASSUMPTION*
                       --------------------------------------------------------------
                             0PPC        50PPC       100PPC       150PPC       200PPC
                       ----------   ----------   ----------   ----------   ----------

CLASS M-4
WAL                         29.39         9.26         4.79         5.46         2.61
Principal Window        326 - 359     49 - 260     41 - 129      57 - 79      30 - 33
Principal Window End   08/25/2036   05/25/2028   06/25/2017   04/25/2013   06/25/2009

CLASS M-5
WAL                         29.39         9.22         4.72         4.55         2.80
Principal Window        326 - 359     49 - 248     40 - 123      50 - 74      33 - 35
Principal Window End   08/25/2036   05/25/2027   12/25/2016   11/25/2012   08/25/2009

CLASS M-6
WAL                         29.39         9.18         4.66         4.19         2.94
Principal Window        326 - 359     49 - 238     39 - 117      47 - 71      35 - 36
Principal Window End   08/25/2036   07/25/2026   06/25/2016   08/25/2012   09/25/2009

CLASS M-7
WAL                         29.39         9.12         4.61         3.94         4.77
Principal Window        326 - 359     49 - 229     38 - 112      43 - 68      36 - 75
Principal Window End   08/25/2036   10/25/2025   01/25/2016   05/25/2012   12/25/2012

CLASS M-8
WAL                         29.39         9.05         4.56         3.75         4.37
Principal Window        326 - 359     49 - 216     38 - 105      42 - 63      49 - 56
Principal Window End   08/25/2036   09/25/2024   06/25/2015   12/25/2011   05/25/2011

CLASS M-9
WAL                         29.39         8.94         4.50         3.60         3.87
Principal Window        326 - 359     49 - 205      37 - 99      40 - 60      44 - 49
Principal Window End   08/25/2036   10/25/2023   12/25/2014   09/25/2011   10/25/2010

*    85% CPR maximum in any given period.

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        5

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

                                  NET WAC RATE

PERIOD   NET WAC RATE
------   ------------
 1            8.57
 2            7.46
 3            7.71
 4            7.46
 5            7.46
 6            8.26
 7            7.46
 8            7.71
 9            7.46
10            7.71
11            7.46
12            7.46
13            7.71
14            7.46
15            7.71
16            7.46
17            7.46
18            7.97
19            7.46
20            7.70
21            7.45
22            7.72
23            8.23
24            8.21
25            8.46
26            8.16
27            8.43
28            8.16
29            8.65
30            9.57
31            8.64
32            8.92
33            8.62
34            8.91
35            8.91
36            9.45
37            9.75
38            9.43
39            9.73
40            9.41
41            9.48
42           10.84
43            9.79
44           10.10
45            9.77
46           10.08
47            9.75
48            9.76
49           10.07
50            9.74
51           10.05
52            9.72
53            9.71
54           10.74
55            9.69
56           10.00
57            9.67
58            9.98
59            9.65
60            9.64
61            9.95
62            9.62
63            9.93
64            9.60
65            9.59
66           10.24
67            9.57
68            9.88
69            9.55
70            9.86
71            9.53
72            9.52
73            9.82

Assumptions: Static Indices: 1mL= 5.33% 6mL=5.42%

10% Optional Cleanup Call Based On Pricing Prepayment Assumption

Calculated without regard to any net swap payments due to the Swap Counterparty

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        6

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

                         CLASS A EFFECTIVE MAXIMUM RATE*

PERIOD   CLASS A AFC
------   -----------
   1        12.50
   2        12.50
   3        12.50
   4        12.50
   5        12.50
   6        12.50
   7        12.50
   8        12.50
   9        12.50
  10        12.50
  11        12.50
  12        12.50
  13        12.50
  14        12.50
  15        12.50
  16        12.50
  17        12.50
  18        12.50
  19        12.50
  20        12.50
  21        12.50
  22        12.50
  23        12.50
  24        12.50
  25        12.50
  26        12.50
  27        12.50
  28        12.50
  29        12.50
  30        12.50
  31        12.50
  32        12.50
  33        12.50
  34        12.50
  35        12.50
  36        12.50
  37        12.50
  38        12.50
  39        12.50
  40        12.50
  41        12.50
  42        12.50
  43        12.50
  44        12.50
  45        12.50
  46        12.50
  47        12.50
  48        12.50
  49        12.50
  50        12.50
  51        12.50
  52        12.50
  53        12.50
  54        12.50
  55        12.50
  56        12.50
  57        12.50
  58        12.50
  59        12.50
  60        12.50
  61        12.50
  62        12.50
  63        12.50
  64        12.50
  65        12.50
  66        12.50
  67        12.50
  68        12.50
  69        12.50
  70        12.50
  71        12.50
  72        12.50
  73        12.50

*    Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%

*    10% Optional Cleanup Call Based On Pricing Prepayment Assumption

*    Includes any payments made from the Swap Agreement

*    The Class A Effective Maximum Rate is the lesser of (i) 12.50%, or (ii) an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class A Certificates on the related Distribution date divided by the beginning Class A Certificate balance (adjusted for the actual number of days in the period).

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        7

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

                         CLASS M EFFECTIVE MAXIMUM RATE*

PERIOD   CLASS M AFC
------   -----------
   1        12.50
   2        12.50
   3        12.50
   4        12.50
   5        12.50
   6        12.50
   7        12.50
   8        12.50
   9        12.50
  10        12.50
  11        12.50
  12        12.50
  13        12.50
  14        12.50
  15        12.50
  16        12.50
  17        12.50
  18        12.50
  19        12.50
  20        12.50
  21        12.50
  22        12.50
  23        12.50
  24        12.50
  25        12.50
  26        12.50
  27        12.50
  28        12.50
  29        12.50
  30        12.50
  31        12.50
  32        12.50
  33        12.50
  34        12.50
  35        12.50
  36        12.50
  37        12.50
  38        12.50
  39        12.50
  40        12.50
  41        12.50
  42        12.50
  43        12.50
  44        12.50
  45        12.50
  46        12.50
  47        12.50
  48        12.50
  49        12.50
  50        12.50
  51        12.50
  52        12.50
  53        12.50
  54        12.50
  55        12.50
  56        12.50
  57        12.50
  58        12.50
  59        12.50
  60        12.50
  61        12.50
  62        12.50
  63        12.50
  64        12.50
  65        12.50
  66        12.50
  67        12.50
  68        12.50
  69        12.50
  70        12.50
  71        12.50
  72        12.50
  73        12.50

*    Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%

*    10% Optional Cleanup Call Based On Pricing Prepayment Assumption

*    Includes any payments made from the Swap Agreement

*    The Class M Effective Maximum Rate is the lesser of (i) 12.50%, or (ii) an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class M Certificates on the related Distribution date divided by the beginning Class M Certificate balance (adjusted for the actual number of days in the period).

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        8

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

                         ASSUMED MONTHLY EXCESS INTEREST

 PERIOD   STATIC LIBOR   FORWARD LIBOR
-------   ------------   -------------
   1          3.30           3.30
   2          2.43           2.43
   3          2.44           2.44
   4          2.43           2.42
   5          2.42           2.42
   6          2.47           2.47
   7          2.42           2.42
   8          2.43           2.44
   9          2.41           2.42
   10         2.43           2.45
   11         2.39           2.42
   12         2.39           2.43
   13         2.42           2.47
   14         2.37           2.43
   15         2.41           2.46
   16         2.36           2.42
   17         2.35           2.41
   18         2.45           2.51
   19         2.34           2.39
   20         2.39           2.45
   21         2.33           2.38
   22         2.40           2.45
   23         3.10           3.17
   24         3.07           3.15
   25         3.13           3.22
   26         3.01           3.12
   27         3.10           3.21
   28         3.00           3.13
   29         3.50           3.56
   30         3.80           3.85
   31         3.48           3.56
   32         3.58           3.66
   33         3.47           3.56
   34         3.57           3.66
   35         3.76           3.81
   36         4.31           4.36
   37         4.42           4.46
   38         4.16           4.19
   39         4.32           4.33
   40         4.19           4.20
   41         4.27           4.28
   42         4.96           4.91
   43         4.59           4.54
   44         4.70           4.64
   45         4.47           4.45
   46         4.64           4.61
   47         4.45           4.45
   48         4.46           4.46
   49         4.64           4.63
   50         4.45           4.44
   51         4.62           4.60
   52         4.43           4.41
   53         4.42           4.41
   54         4.95           4.94
   55         4.40           4.39
   56         4.57           4.56
   57         4.38           4.36
   58         4.55           4.53
   59         4.37           4.35
   60         4.36           4.35
   61         4.52           4.51
   62         4.33           4.31
   63         4.50           4.48
   64         4.31           4.28
   65         4.30           4.28
   66         4.65           4.63
   67         4.27           4.25
   68         4.44           4.42
   69         4.25           4.22
   70         4.42           4.38
   71         4.23           4.20
   72         4.22           4.19
   73         4.39           4.36

--------------------------------------------------------------------------------
Assumptions:

1.   Run at pricing prepayment assumption

2.   Excess (30/360)

3.   Static Indices: 1mL = 5.33%; 6mL = 5.42%

4.   Forward 1mL used for Certificates, Forward 6mL used for collateral

5.   10% optional clean-up call

6.   Takes into account net swap payments

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        9

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC4     $1,550,814,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                        SEPTEMBER 18, 2006
--------------------------------------------------------------------------------

                  BREAKEVEN (LAST CDR PRIOR TO 1ST DOLLAR LOSS)

BOND   CDR BE RATE    WAL    CUM LOSS
----   -----------   -----   --------
 M-1      34.81       4.77     23.56
 M-2      25.78       5.93     19.55
 M-3      23.21       7.93     18.23
 M-4      19.27       7.78     16.01
 M-5      16.70       8.81     14.43
 M-6      14.93       9.74     13.26
 M-7      12.91       9.91     11.84
 M-8      11.61      11.04     10.88
 M-9       9.89      10.85      9.54

ASSUMPTIONS:

1.   Trigger event is always in effect

2.   40 % loss severity

3.   6 months lag

4.   Pricing prepayment assumption

5.   Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
6.   P&I advance

7.   10% optional clean-up call is not exercised

--------------------------------------------------------------------------------
    The Depositor has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                       10